Exhibit 99.1

For More Information:

www.bea.com/investors

BEA Reports Fourth Quarter and Fiscal Year Results;

Achieves Fourth Quarter Year-over-Year Growth Rates of

18% in License Revenue and 39% in Operating Cash Flow

SAN JOSE, Calif.—February 23, 2006—BEA Systems, Inc. (NASDAQ: BEAS), a world leader in application infrastructure software, today announced financial results for the fourth quarter and fiscal year ended January 31, 2006. BEA reported fourth quarter total revenues of $341.4 million, up 17% from last year’s fourth quarter. BEA reported fourth quarter license fees of $155.9 million, up 18% from a year ago, and services revenue of $185.6 million, up 17% from a year ago. BEA generated fourth quarter cash flow from operations of $101.6 million, up 39% from $73.0 million a year ago.

For the fiscal year ended January 31, 2006, BEA reported total revenues of $1,199.8 million, an 11% increase over the fiscal year ended January 31, 2005. BEA reported fiscal year license fees of $511.5 million, a 6% increase over fiscal 2005, and services revenue of $688.3 million, a 15% increase over fiscal 2005. BEA reported a year-end deferred revenue balance of $379.1 million, up $66.8 million compared to the end of last fiscal year. BEA generated fiscal 2006 cash flow from operations of $284.6 million, a 6% increase over fiscal 2005.

	Q4 FY06	FY 2006
	($ in Millions)	($ in Millions)
License Fees	$155.9	$511.5
Yr/Yr Growth Rate	18%	6%
Services	$185.6	$688.3
Yr/Yr Growth Rate	17%	15%
Total Revenues	$341.4	$1,199.8
Yr/Yr Growth Rate	17%	11%

For the fourth quarter, on a generally accepted accounting principles (“GAAP”) basis, BEA reported operating profit of $57.7 million, compared to $59.0 million a year ago. BEA reported GAAP fourth quarter net income of $35.4 million, compared to $41.6 million a year ago, and GAAP diluted net income per share of $0.09, compared to $0.10 a year ago. BEA’s fourth quarter GAAP results include a one-time net tax expense of approximately $6.7 million, representing approximately $0.02 per share, principally associated with repatriation of foreign-earned income under the American Jobs Creation Act.

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BEA Systems Reports Fourth Quarter and Fiscal Year Results

February 23, 2006

BEA reported fourth quarter non-GAAP operating income of $68.2 million, up 7% from $63.9 million a year ago. BEA reported fourth quarter non-GAAP net income of $48.7 million, up 8% from $45.2 million a year ago, and non-GAAP diluted net income per share of $0.12, compared to $0.11 a year ago. Non-GAAP results exclude certain acquisition-related expenses, net gains or losses on investments in equity securities, facilities consolidation charges, and other charges and credits that are expected to be non-recurring, and assumes a tax rate of 30%. A reconciliation of non-GAAP adjustments is presented on pages six through nine of this release. For full details on BEA’s reported results, see the financial tables accompanying this release.

For fiscal 2006, BEA reported GAAP operating income of $205.8 million, a 6% increase over fiscal 2005. BEA reported fiscal 2006 GAAP net income of $142.7 million, up 9% from $131.1 million in fiscal 2005, and GAAP diluted net income per share of $0.36, compared to $0.32 in fiscal 2005. For fiscal 2006, BEA reported non-GAAP operating income of $228.7 million, up 4% from $219.7 million in fiscal 2005. BEA reported fiscal 2006 non-GAAP net income of $165.0, up 11% from $148.6 million in fiscal 2005, and non-GAAP diluted net income per share of $0.41, compared to $0.36 in fiscal 2005.

“For the third consecutive quarter, our year-over-year license revenue growth rate accelerated. We believe our momentum is continuing in the first quarter, where we expect a double-digit year-over-year license revenue growth rate,” said Alfred Chuang, chairman and chief executive officer, BEA Systems, Inc. “BEA hit on all cylinders in the fourth quarter, in each geographic region, across deal sizes and across our product families. In the fourth quarter we delivered a double-digit organic growth rate, highlighted by our new AquaLogic product line. Our WebLogic Server business continued to grow faster than industry analysts’ projections for the application server market. Congratulations to the team on a great quarter.”

“BEA’s focused strategy to deliver innovative and robust infrastructure software is paying off. WebLogic Server is dramatically better than the competition, which we believe allowed us to gain market share. Customers tell us that they are benefiting from the feature and performance improvements we continue to deliver in our WebLogic product line,” Chuang said. “In addition, both customers and partners are implementing our new AquaLogic product family to support their growing SOA environments.”

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BEA Systems Reports Fourth Quarter and Fiscal Year Results

February 23, 2006

The projections of continued business momentum and double digit first quarter license revenue growth rate are forward-looking statements, which are made based on information available to BEA today. BEA assumes no obligation to update these statements.

BEA Delivers Business Results for Key Customers and Expands Partnerships

Key customer, partner and end-user agreements signed in the quarter included Albertsons, AstraZeneca, AXA Equitable Life Insurance, BAA, Banco Central do Brasil, Barclays, Blockbuster, Century Theatres, China Banking Regulatory Commission, Citibank Canada, Deutsche Post, Eaton, EDF, European Commission, ExxonMobil, General Motors, Genworth Financial, Hafslund, Hoffmann-LaRoche, Hyundai Motors, Iron Mountain, Kaiser Permanente, KDDI, LG Electronics, Lloyds TSB Bank, Lufthansa Systems, Movistar Venezuela, National Archives and Records Administration, Northwest Airlines, O2, Optus, Pfizer, PG&E, Procter & Gamble, Raytheon Systems Company, Reed Business Information, Samsung Electronics, San Diego Gas & Electric, SBAB, Singapore Telecommunications, Sony Computer Entertainment Europe, TA Orange, Thomas Cook Nederland, TIAA-CREF, Telcel Celular, TIM Brasil, UBS, UCSF Medical Center, Unisys, United Airlines, Verizon, Visanet, Volvo Information Technology and WebEx Communications.

New, renewed or expanded relationships were entered into with VARs, hardware OEMs, systems integrators, ASPs and ISVs, including 3esi, Adobe Systems, AmberPoint, Amdocs, Amphire Commerce, BMC Software, Business Objects, Certus Software, Checkfree, CollabraSpace, Comverse, EMC/Documentum, FileNet, FNX Limited, FundTech, Houston Associates, Infotrieve, Interworven, IP Soft, JAT Software, Leapstone, Mercury Interactive, MobileAware, Mortgage Systems, Motive, Motricity, Open Pages, Oracle/Siebel, ProActivity, Quest Software, San Cherry, SCA Technologies, Sophoi, Store Perform, SunGard, Symantec, Taxware, Verid and Witness Systems.

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BEA Systems Reports Fourth Quarter and Fiscal Year Results

February 23, 2006

Legal Notice Regarding Non-GAAP Financial Information

BEA has provided its non-GAAP net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. BEA believes that the presentation of non-GAAP financial measures provides useful information to investors regarding our results of operations. BEA believes it also provides an alternative method of assessing our operating results that we believe is focused on our core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes.

About BEA

BEA Systems, Inc. (NASDAQ: BEAS) is a world leader in enterprise infrastructure software, providing standards-based platforms to accelerate the secure flow of information and services. BEA product lines – WebLogic®, Tuxedo®, and the new AquaLogic™ family of Service Infrastructure – help customers reduce IT complexity and successfully deploy Service-Oriented Architectures to improve business agility and efficiency. For more information please visit bea.com.

# # #

Copyright © 2005 BEA Systems, Inc. All rights reserved. BEA, Built on BEA, Jolt, Joltbeans, Steelthread, Top End, Tuxedo, BEA WebLogic Server, BEA Liquid Data for WebLogic, and WebLogic are registered trademarks of BEA Systems, Inc. BEA AquaLogic, BEA AquaLogic Data Services Platform, BEA AquaLogic Enterprise Security, BEA AquaLogic Service Bus, BEA dev2dev Subscriptions, BEA eLink, BEA MessageQ, BEA WebLogic Communications Platform, BEA WebLogic Enterprise, BEA WebLogic Enterprise Platform, BEA WebLogic Enterprise Security, BEA WebLogic Express, BEA WebLogic Integration, BEA WebLogic Java Adapter for Mainframe, BEA WebLogic JDriver, BEA WebLogic Log Central, BEA WebLogic Network Gatekeeper, BEA WebLogic Platform, BEA WebLogic Portal, BEA WebLogic SIP Server, BEA WebLogic WorkGroup Edition, and BEA WebLogic Workshop, are trademarks of BEA Systems, Inc. BEA Mission Critical Support is a service mark of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding our expectation for continued business momentum and license revenue growth, our projection for a double-digit year-over-year license revenue growth rate in the first quarter, the belief that our focused strategy to deliver innovative and robust infrastructure is paying off, our

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BEA Systems Reports Fourth Quarter and Fiscal Year Results

February 23, 2006

continued delivery of feature and performance improvements in our WebLogic product line, the continued implementation of our AquaLogic product family by customers and partners to support their growing SOA environments, and the value of our presentation of non-GAAP financial measures to investors. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements. Such risks and uncertainties include, but are not limited to quarterly fluctuations in customer spending due to economic, geopolitical, competitive and other factors; dependence on the growth of the markets for BEA’s products, especially the markets for SOA, service infrastructure, VOIP, telecommunications and RFID software; changes in the standards or technologies used in the SOA, telecommunications and portal markets that could render our products less competitive; declines in spending by the telecommunications industry as a result of consolidation or adverse economic conditions; our dependence on large transactions, particularly those consummated at the end of our quarter; dependence on new product introductions and enhancements; the introduction by competitors of new products and pricing strategies; market acceptance of BEA’s enhanced product portfolio; the integration of new technology and personnel as a result of acquisitions; the length of BEA’s sales cycle; the dependence on acceptance of BEA’s products by channel partners; dependence on the success of BEA’s channel partners; rapid technological change; potential software defects (particularly with regard to newly introduced and planned products, such as those related to BEA WebLogic Communications Platform); dependence on retaining and hiring key personnel; misinterpretations resulting from the provision of non-GAAP financial information; significant leverage and debt service requirements; and other risks indicated in our filings with the Securities and Exchange Commission (SEC). For more details, please refer to our SEC filings, including our Annual Report of Form 10-K for the year ended January 31, 2005, our Quarterly Report on Form 10-Q for the quarters ended April 30, 2005, July 31, 2005 and October 31, 2005, and our Current Reports on Form 8-K, as well as similar disclosures in subsequent SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Contact Information:

Investor Contact:

Kevin Faulkner

Investor Relations

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

May Petry

BEA Systems, Inc.

+1-408-570-8704

may.petry@bea.com

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BEA Systems, Inc.

February 23, 2006 / Page 6

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2006	2005	2006	2005
Revenues:
License fees	$155,856	$131,772	$511,549	$483,138
Services	185,588	159,000	688,296	596,956

Total revenues	341,444	290,772	1,199,845	1,080,094

Cost of revenues:
Cost of license fees	15,266	10,573	39,946	39,118
Cost of services	60,944	49,753	218,496	193,549

Total cost of revenues	76,210	60,326	258,442	232,667

Gross profit	265,234	230,446	941,403	847,427

Operating expenses:
Sales and marketing	124,487	109,434	440,494	406,601
Research and development	53,530	38,136	182,251	146,559
General and administrative	28,717	23,847	107,450	91,233
Restructuring charges	772	—	772	8,165
Acquisition-related in-process research and development	—	—	4,600	—

Total operating expenses	207,506	171,417	735,567	652,558

Income from operations	57,728	59,029	205,836	194,869
Interest and other, net	2,377	462	9,589	(7,646)

Income before provision for income taxes	60,105	59,491	215,425	187,223
Provision for income taxes	24,705	17,847	72,682	56,167

Net income	$35,400	$41,644	$142,743	$131,056

Net income per share:
Basic	$0.09	$0.10	$0.37	$0.32

Diluted	$0.09	$0.10	$0.36	$0.32

Shares used in computing net income per share:
Basic	384,420	400,070	389,050	405,768

Diluted	394,680	409,150	397,850	415,873

BEA Systems, Inc.

February 23, 2006 / Page 7

BEA SYSTEMS, INC.

NON-GAAP STATEMENTS OF OPERATIONS

IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended January 31, 2006				For the Three Months Ended January 31, 2005
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$341,444	$—		$341,444	$290,772	$—		$290,772
Cost of revenues	76,210	(7,660	)(a) (b)	68,550	60,326	(4,470	)(a) (b)	55,856

Gross profit	265,234	7,660		272,894	230,446	4,470		234,916
Operating expenses	207,506	(2,777	)(c) (d)	204,729	171,417	(407	)(c) (d)	171,010

Income from operations	57,728	10,437		68,165	59,029	4,877		63,906
Interest and other, net	2,377	971	(e) (f) (g)	1,406	462	(165	)(e) (f) (g)	627

Income before provision for income taxes	60,105	9,466		69,571	59,491	5,042		64,533
Provision for income taxes	24,705	(3,834	)(h)	20,871	17,847	1,512	(h)	19,359

Net income	$35,400	$13,300		$48,700	$41,644	$3,530		$45,174

Net income per share	$0.09			$0.12	$0.10			$0.11

Diluted shares outstanding	394,680			394,680	409,150			409,150

(a)	Non-GAAP cost of revenues exclude $7,520 and $4,470 related to impairment and amortization of acquired intangible assets for the three months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(b)	Non-GAAP cost of revenues also exclude $140 and $0 related to acquisition-related deferred compensation expense for the three months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(c)	Non-GAAP operating expenses exclude $2,005 and $407 related to acquisition-related deferred compensation expense for the three months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(d)	Non-GAAP operating expenses also exclude $772 and $0 related to restructuring for the three months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude expenses related to restructuring because the companies restructuring activities have been non-recurring and infrequent and therefore may not be considered directly related to our on-going core business operations.
(e)	Non-GAAP interest and other, net excludes the net gain of $304 and $0 related to a minority interest in equity securities for the three months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude the gain on the minority interest in equity securities because this gain is not part of the company’s operations but instead is a non-operating gain that is included in other income and is part of BEA’s investment activities.
(f)	Non-GAAP interest and other, net also excludes $0 and $165 related to write downs of minority interest in equity securities for the three months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude write downs on the minority interest in equity securities because these costs are not part of the company’s direct costs of operations but instead are non-operating costs that are included in other income (expense) and are part of BEA’s investment activities.
(g)	Non-GAAP interest and other, net also excludes the net gain of $667 and $0 related to the retirement of the convertible subordinated notes for the three months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude the gain on the retirement of the convertible subordinated notes because these costs are not part of the company’s direct costs of operations but instead are non-operating costs that are included in other income (expense) and are part of BEA’s financing activities.
(h)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these non-GAAP adjustments.

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BEA Systems, Inc.

February 23, 2006 / Page 8

BEA SYSTEMS, INC.

NON-GAAP STATEMENTS OF OPERATIONS

IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Twelve Months Ended January 31, 2006				For the Twelve Months Ended January 31, 2005
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$1,199,845	$—		$1,199,845	$1,080,094	$—		$1,080,094
Cost of revenues	258,442	(14,208	)(a) (b)	244,234	232,667	(13,896	)(a) (b)	218,771

Gross profit	941,403	14,208		955,611	847,427	13,896		861,323
Operating expenses	735,567	(8,673	)(c) (d) (e)	726,894	652,558	(10,949	)(c) (d) (e)	641,609

Income from operations	205,836	22,881		228,717	194,869	24,845		219,714
Interest and other, net	9,589	2,662	(f) (g) (h)	6,927	(7,646)	(165	)(f) (g) (h)	(7,481)

Income before provision for income taxes	215,425	20,219		235,644	187,223	25,010		212,233
Provision for income taxes	72,682	(1,990	)(i)	70,692	56,167	7,500	(i)	63,667

Net income	$142,743	$22,209		$164,952	$131,056	$17,510		$148,566

Net income per share	$0.36			$0.41	$0.32			$0.36

Diluted shares outstanding	397,850			397,850	415,873			415,873

(a)	Non-GAAP cost of revenues exclude $14,068 and $13,896 related to impairment and amortization of acquired intangible assets for the twelve months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred stock compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(b)	Non-GAAP cost of revenues also exclude $140 and $0 related to acquisition-related deferred compensation expense for the twelve months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred stock compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(c)	Non-GAAP operating expenses exclude $3,301 and $2,784 related to acquisition-related deferred compensation expense for the twelve months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred stock compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(d)	Non-GAAP operating expenses also exclude $772 and $8,165 related to restructuring for the twelve months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude expenses related to restructuring because the companies restructuring activities have been non-recurring and infrequent and therefore may not be considered directly related to our on-going core business operations.
(e)	Non-GAAP operating expenses also exclude $4,600 and $0 related to acquisition-related in-process research and development for the twelve months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude acquisition-related in-process research and development because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition.
(f)	Non-GAAP interest and other, net excludes the net gain of $1,995 and $0 related to a minority interest in equity securities for the twelve months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude the gain on the minority interest in equity securities because this gain is not part of the company’s operations but instead is a non-operating gain that is included in other income and is part of BEA’s investment activities.
(g)	Non-GAAP interest and other, net also excludes $0 and $165 related to write downs of minority interest in equity securities for the twelve months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude write downs on the minority interest in equity securities because these costs are not part of the company’s direct costs of operations but instead are non-operating costs that are included in other income (expense) and are part of BEA’s investment activities.
(h)	Non-GAAP interest and other, net also excludes the net gain of $667 and $0 related to the retirement of the convertible subordinated notes for the twelve months ended January 31, 2006 and 2005, respectively. Management believes it is useful in measuring BEA’s operations to exclude the gain on the retirement of the convertible subordinated notes because these costs are not part of the company’s direct costs of operations but instead are non-operating costs that are included in other income (expense) and are part of BEA’s financing activities.
(i)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these non-GAAP adjustments.

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BEA Systems, Inc.

February 23, 2006 / Page 9

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2006	January 31, 2005
	(unaudited)	(*)
ASSETS
Current assets:
Cash and cash equivalents	$1,017,772	$777,754
Restricted cash	2,373	1,648
Short-term investments	435,185	830,063
Accounts receivable, net	331,332	258,655
Other current assets	80,489	44,077

Total current assets	1,867,151	1,912,197

Property and equipment, net	343,389	347,571
Acquired intangible assets, net	224,025	71,305
Long-term restricted cash	2,644	4,130
Other long-term assets	38,322	13,191

	$2,475,531	$2,348,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$291,441	$219,422
Deferred revenues	379,123	312,310
Current portion of convertible subordinated notes	465,250	—
Current portion of notes payable and other obligations	809	459

Total current liabilities	1,136,623	532,191

Notes payable and other long-term obligations	228,671	233,036
Long-term portion of convertible subordinated notes	—	550,000

Stockholders’ equity:
Common stock	1,342,021	1,202,124
Retained earnings	254,798	112,055
Deferred compensation	(11,461)	(8,874)
Treasury stock	(478,249)	(284,551)
Accumulated other comprehensive income	3,128	12,413

Total stockholders’ equity	1,110,237	1,033,167

	$2,475,531	$2,348,394

(*)	Derived from audited consolidated financial statements.